Exhibit 10.14

Amendment No. 1 to Option Award Agreement

This AMENDMENT NO. 1, dated as of January __, 2014 (this “Amendment”), to the Option Award Agreement, dated as of December 31, 2011 (the “Agreement”), by and between Santander Consumer USA Inc., an Illinois corporation (the “Company”), and the participant whose signature appears on the signature page hereto (“Participant”);

WITNESSETH:

WHEREAS, the Participant holds one or more options to purchase shares of Common Stock, pursuant to the Agreement and the Santander Consumer USA Inc. 2011 Management Equity Plan (the “Plan”);

WHEREAS, subject to the terms and conditions set forth in this Amendment, the Parties desire to amend the Agreement by entering into this Amendment in connection with the proposed initial public offering of the common stock (“Holdings Common Stock”) of Santander Consumer USA Holdings Inc. (“Holdings”), pursuant to the Registration Statement (the “Registration Statement”) of Santander Consumer USA Holdings Inc. on Form S-1 (the “Holdings IPO”), prior to which the shares of Common Stock of the Company will be exchanged for shares of Holdings Common Stock and the equity awards in respect of Common Stock, including the awards subject to the Agreement, will be converted into equity awards in respect of Holdings Common Stock (the “Reorganization”);

WHEREAS, this Amendment will be effective as of as of the date on which the Underwriting Agreement in connection with the Holdings IPO is executed, the Registration Statement is effective and the initial public offering price of the Holdings Common Stock in the Holdings IPO (the “Offering Price”) is determined (the “Holdings IPO Pricing Date”), subject to Participant’s continued employment with the Company as of the Holdings IPO Pricing Date; provided, however, that, this Amendment shall be void ab initio if the Holdings IPO is not consummated within 10 days of the Holdings IPO Pricing Date.

NOW, THEREFORE, for and in consideration of the foregoing recitals and of the mutual covenants contained in this Amendment, the Parties do hereby agree as follows, subject to the conditions as to effectiveness as set forth above:

1. Definitions. Capitalized terms used herein without definition shall have the meanings ascribed to such terms in this Amendment (including the Whereas clauses), the Agreement and the Plan.

2. Amendments.

(i) Section 4 of the Agreement is hereby amended and restated in its entirety as follows:

“Vesting. Subject to Section 11 of this Option Agreement and Section 13 of the Plan, the Time Options shall vest subject to, and in accordance with, Section 8(b) of the Plan, and the Performance Options shall vest subject to, and in accordance with, Section 8(c) of the Plan (the “Original Time and Performance Conditions”). The Threshold ROE Hurdle targets applicable to the Performance Options are set forth in Exhibit B of this Option Agreement. In the event of a Change in Control, the vesting of Options will be governed by Section 12 of the Plan. Notwithstanding any provision hereof to the contrary, effective as of the Holdings IPO Pricing Date, any unvested Time Options shall immediately become vested and exercisable and any unvested Performance Options shall immediately become vested and exercisable at the same level as if the Company had achieved the Average ROE Hurdle with respect to the full applicable Five-Year Performance Period.”

(ii) Section 5 of the Agreement is hereby amended and restated in its entirety as follows:

“Exercise of Options. Options that have become vested and exercisable in accordance with this Option Agreement and the Plan (“Vested Options”) may be exercised, in whole or in part (but for the purchase of whole Shares only), by delivery to the Company of (i) written or electronic notice, complying with Section 9(b) of the Plan and the applicable procedures established by the Committee or the Company, stating the number of Options that are thereby exercised, the Exercise Price, the manner of payment for such Shares and the manner of satisfaction of applicable withholding taxes, (ii) full payment, in accordance with Section 9(a) of the Plan, of the aggregate Exercise Price for the Shares with respect to which the Options are thereby exercised and (iii) evidence of full satisfaction of all requirements of Section 9(c) of the Plan, including the payment of any applicable withholding taxes in any manner set forth in Section 10 of the Plan. The notice shall be signed by the Optionee or any other person then entitled to exercise the Options. Notwithstanding anything in this Option Agreement or the Plan to the contrary, the Optionee shall, subject to any restrictions set forth in any agreement other than the Option Agreement or the Plan, from and after the Holdings IPO Pricing Date, have the right to satisfy the payment of the applicable aggregate Exercise Price in accordance with Section 9(a)(ii) of the Plan with respect to the Vested Options on the schedule set forth below (and such ability to use the “cashless exercise program” shall not be available with respect to any other Vested Options until such time as set forth below).

A.	36% of Vested Options shall be exercisable with the applicable Exercise Price able to be satisfied through the “cashless exercise program” from and after the Holdings IPO Pricing Date (the “IPO Options”);

B.	An additional 18% of Vested Options shall be exercisable with the applicable Exercise Price able to be satisfied through the “cashless exercise program” as of January 1, 2015;

C.	An additional 18% of Vested Options shall be exercisable with the applicable Exercise Price able to be satisfied through the “cashless exercise program” as of January 1, 2016;

D.	An additional 18% of Vested Options shall be exercisable with the applicable Exercise Price able to be satisfied through the “cashless exercise program” as of

January 1, 2017 (the IPO Options and the Vested Options set forth in clause B through D collectively referred to herein as “Special Exercise Options” and the date that the aggregate Exercise Price of each tranche of such Special Exercise Options may be satisfied through the “cashless exercise program” shall be referred to herein as the “Special Exercise Date”); and

E.	The remaining 10% of Vested Options shall be exercisable with the applicable Exercise Price satisfied through the “cashless exercise program” as of January 1, 2018 (the “Delayed Exercise Options”);

The Optionee may pay the applicable aggregate Exercise Price for the Vested Options prior to the Special Exercise Date solely in cash (by wire transfer of immediately available funds to a bank account of the Company designated by the Company or by delivery of a personal or certified check payable to the Company), and any Shares acquired through the exercise of such Vested Options shall be subject to the transfer restrictions set forth in Section 2.1(b) of the Management Shareholders Agreement until January 1, 2018 (the “Delayed Lapse Date”).”

(iii) Section 6 of the Agreement is hereby amended and restated in its entirety as follows:

“Forfeiture of Options; Expiration of Term. Notwithstanding anything to the contrary in the Plan or this Option Agreement, including, without limitation, in Section 8(b), 8(c) or 13 of the Plan, all Options (including Vested Options) will be automatically forfeited upon the Optionee’s separation from service with the Company and its Subsidiaries for any reason; provided, that, all Vested Options that meet the Original Time and Performance Conditions at the time of the Optionee’s separation from service with the Company and its Subsidiaries for any reason shall remain exercisable until the expiration of the relevant period set forth in Section 7 of the Plan.”

(iv) Section 8 of the Agreement is hereby amended and restated in its entirety as follows:

“Non-Transferability of Options; Shareholders Agreements. Except to the extent otherwise determined by the Committee, Options may not be sold, assigned, alienated transferred, pledged, attached or encumbered except as provided in Section 17 of the Plan. Shares acquired pursuant to the exercise of Options hereunder will be subject to the Management Shareholders Agreement; provided, however, that, effective as of the Holdings IPO Pricing Date, and (i) prior to the consummation of the Holdings IPO, for the limited purpose of transferring Shares acquired through the exercise of IPO Options that are vested by their terms as of immediately prior to the Holdings IPO Pricing Date in connection with the Optionee’s sale of such Shares in the Holdings IPO, and (ii) following the Holdings IPO, with respect to Shares acquired through the exercise of Special Exercise Options and for any purpose, in each case, subject to any other agreements entered into by the Optionee, Shares acquired through the exercise of IPO Options or Special Exercise Options, as applicable, shall not be subject to the transfer restrictions set forth in Section 2.1(b) of the Management Shareholders Agreement upon exercise; provided, further, however, that any Shares underlying the Vested Options that are exercised prior to the Special Exercise Date that applies to that tranche of Vested Options shall remain subject to the transfer restrictions set forth in Section 2.1(b) of the Management Shareholders Agreement until the applicable Special Exercise Date (and with respect to the Delayed Exercise Options, the Delayed Lapse Date). Any purported or attempted sale, assignment, alienation, transfer, pledge, attachment or other encumbrance of an Option in violation of the provisions of this Section 8 and Section 17 of the Plan or the Shares acquired pursuant to the exercise of such Options contrary to the provisions of the Management Shareholders Agreement (taking into account the terms of the provisos set forth above) shall be null and void and without effect.”

3. Miscellaneous. The Participant hereby acknowledges and agrees that nothing in this Amendment or the amendment to the Plan limiting the requirement to grant awards in respect of the remaining Reserve Options materially and adversely impairs the Participant’s rights under the Agreement or the Plan. Except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement are and shall continue to be in full force and effect. The provisions of Article VII and Sections 8.1 through 8.10 of the Agreement shall apply mutatis mutandis to this Amendment.

[signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of the date first above written.

SANTANDER CONSUMER USA INC.

By:
Name:
Title:

THIS AWARD IS SUBJECT TO ALL TERMS AND CONDITIONS OF THE PLAN AND THIS OPTION AGREEMENT, INCLUDING THE DISPUTE RESOLUTION PROVISIONS SET FORTH IN SECTION 14 OF THIS OPTION AGREEMENT. BY SIGNING YOUR NAME BELOW, YOU SHALL HAVE CONFIRMED YOUR ACCEPTANCE OF THE TERMS AND CONDITIONS OF THIS OPTION AGREEMENT.

OPTIONEE

By:
Name:

[Signature Page to Amendment No. 1 to the Option Award Agreement – Dundon / Kulas / Grubb]